Exhibit 99.1

Sidus Space Announces Pricing of $58.5 Million Registered Direct Offering of Class A Common Stock

CAPE CANAVERAL, Fla., April 19, 2026 – Sidus Space, Inc. (Nasdaq: SIDU) (“Sidus” or the “Company”), an innovative space and defense technology company, today announced the pricing of a best-efforts registered direct offering of 13,453,700 shares of its Class A common stock (or pre-funded warrants (“Pre-funded Warrants”) in lieu thereof) at an offering price of $4.35 per share (inclusive of the Pre-funded Warrant exercise price) for gross proceeds of approximately $58.5 million, before deducting the placement agent’s fees and offering expenses. All of the shares of Class A common stock and Pre-funded Warrants are being offered by the Company.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The offering is expected to close on April 21, 2026, subject to customary closing conditions.

ThinkEquity is acting as sole placement agent for the offering.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-292839), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 20, 2026 and declared effective on February 4, 2026. The offering will be made only by means of a written prospectus. A final prospectus supplement and accompanying prospectus related to the offering will be filed with the SEC and made available on the SEC’s website. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sidus Space

Sidus Space (NASDAQ: SIDU) is an innovative space and defense technology company offering flexible, cost-effective solutions, including satellite manufacturing and technology integration, AI-driven space-based data solutions, mission planning and management operations, AI/ML products and services, and space and defense hardware manufacturing. With its mission of Space Access Reimagined®, Sidus Space is committed to rapid innovation, adaptable and cost-effective solutions, and the optimization of space systems and data collection performance. With demonstrated space heritage, including manufacturing and operating its own satellite and sensor system, LizzieSat®, Sidus Space serves government, defense, intelligence, and commercial companies around the globe. Strategically headquartered on Florida’s Space Coast, Sidus Space operates a 35,000-square-foot space manufacturing, assembly, integration, and testing facility and provides easy access to nearby launch facilities. For more information, visit: sidusspace.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s prospectus supplement and Annual Report on Form 10-K for the year ended December 31, 2025, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

Investor Relations

investor-relations@sidusspace.com

Media

press@sidusspace.com

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